Exhibit 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference and use of our report dated January 10, 1995 on thE audit of the consolidated financial statements of Laurel Bancorp, Inc. and Subsidiaries in the Current Report on Form 8-K filed by FCNB Corp with the Securities and Exchange Commission in connection with the consummation of the acquisition by FCNB Corp of Laurel Bancorp, Inc.

ANDERSON ASSOCIATES

/s/Anderson Associates

February 6, 1996
Baltimore, MD


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